Exhibit 4.8

ADOPTION AGREEMENT

ARTICLE 1

PROFIT SHARING/401(K) PLAN

1.01	PLAN INFORMATION

	(g)	Plan Status:

		(4)	☒	Plan Merger Effective Dates. Certain plan(s) were merged into the Plan on or after the date specified in Subsection 1.01(g)(1) above. Please complete the appropriate subsection(s) of the Plan Mergers Addendum.

1.04	COVERAGE

All Employees who meet the conditions specified below shall be eligible to participate in the Plan:

	(d)	Eligible Class of Employees:

		(1)	Generally, the Employees eligible to participate in the Plan are (choose one):

			(A)	☒	all Employees of the Employer.

			(B)	☐	only Employees of the Employer who are covered by (choose one):

				(i)	☐ any collective bargaining agreement with the Employer, provided that the agreement requires the employees to be included under the Plan.

				(ii)	☐ the following collective bargaining agreement(s) with the Employer:

		(2)	☐	Notwithstanding the selection in Subsection 1.04(d)(1) above, certain Employees of the Employer are excluded from participation in the Plan:

Note: Certain employees (e.g., residents of Puerto Rico) are excluded automatically pursuant to Subsection 2.01(r) of the Basic Plan Document, regardless of the Employer’s selection under this Subsection 1.04(d)(2).

			(A)	☒	employees covered by a collective bargaining agreement, unless the agreement requires the employees to be included under the Plan. (Do not choose if Option 1.04(d)(1)(B) is selected above.)

			(B)	☐	Highly Compensated Employees as defined in Subsection 2.01(bb) of the Basic Plan Document.

			(C)	☒	Leased Employees as defined in Subsection 2.01(ff) of the Basic Plan Document.

			(D)	☒	nonresident aliens who do not receive any earned income from the Employer which constitutes United States source income.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

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			(E) ☐	other:

Note: The eligible group defined above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(i)    ☐ Notwithstanding the exclusion in Subsection 1.04(d)(2)(E) above, any Employee described below shall be part of the class of Employees eligible to participate in the Plan (i.e., an Eligible Employee) and enter the Plan on the Entry Date immediately following the end of the Eligibility Computation Period during which he first satisfies the following requirements: (I) has attained age 21 and (II) has completed at least 1,000 Hours of Service. This Subsection 1.04(d)(2)(E)(i) applies to the following Employees (Must choose if an exclusion in (E) above directly or indirectly imposes an age and/or service requirement for participation, for example by excluding part-time, seasonal or temporary employees):

(F)

☐   The Plan previously contained a provision allowing employees to irrevocably elect out of the Plan. Notwithstanding any lack of exclusion provided in the above, all such employees have made that previous irrevocable election are excluded from participation in the Plan. The Administrator maintains the list of all such exclusions.

Note: Exclusion of employees may adversely affect the Plan’s satisfaction of the minimum coverage requirements, as provided in Code Section 410(b).

1.09	ROLLOVER CONTRIBUTIONS

	(a)	☒	Rollover Contributions - Except as may be indicated below, Eligible Employees who have satisfied the age and Eligibility Service requirements specified in Subsections 1.04(a) and (b) may roll over any eligible rollover distribution as described in Section 5.06 of the Basic Plan Document.

		(2)	☐ The Plan will not accept rollovers of after-tax employee contributions.

1.14	RETIREMENT

	(a)	The Normal Retirement Age under the Plan is (check one):

		(1)	☒ age 65.

		(2)	☐ age (specify between 55 and 64).

		(3)	☐ later of age (not less than 55 or greater than 65) or the (not to exceed 5th) anniversary of the Participant’s Employment Commencement Date.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

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1.16	VESTING

A Participant’s vested interest in Matching Employer Contributions and/or Nonelective Employer Contributions, other than those described in Subsection 5.11(a) of the Basic Plan Document, shall be based upon his years of Vesting Service and the schedule selected in Subsection 1.16(c) below, except as provided in the Eligibility, Service and Vesting Addendum to the Adoption Agreement or as provided in Subsection 1.22(c).

(a)	When years of Vesting Service are determined, the elapsed time method shall be used.

(b) ☐	Years of Vesting Service shall exclude service prior to the Plan’s original effective date as listed in Subsection 1.01(g)(1) or Subsection 1.01(g)(2), as applicable.

(c)	Vesting Schedule(s)

(1) Nonelective Employer Contributions	(2) Matching Employer Contributions
(check one):	(check one):

(A) ☐ N/A - No Nonelective Employer Contributions	(A) ☐ N/A – No Matching Employer Contributions

(B) ☐ 100% Vesting immediately	(B) ☐ 100% Vesting immediately

(C) ☐ 3 year cliff (see C below)	(C) ☐ 3 year cliff (see C below)

(D) ☐ 6 year graduated (see D below)	(D) ☐ 6 year graduated (see D below)

(E) ☒ Other vesting (complete E1 below)	(E) ☒ Other vesting (complete E2 below)

Years of Vesting Service	Applicable Vesting Schedule(s)
	C	D	E1	E2
0	0%	0%	0%	0%
1	0%	0%	20%	20%
2	0%	20%	40%	40%
3	100%	40%	60%	60%
4	100%	60%	80%	80%
5	100%	80%	100%	100%
6 or more	100%	100%	100%	100%

Note: A schedule elected under E1 or E2 above must be, at each year, at least as favorable as one of the schedules in C or D above. If the vesting schedule is amended, any such amendment must satisfy the requirements of section 16.04 of the Basic Plan Document.

Note: The amendment of the plan to add a Fixed Nonelective Employer Contribution, Discretionary Nonelective Employer Contribution, 401(k) Safe Harbor Nonelective Employer Contribution, Fixed Matching Employer Contribution, Discretionary Matching Employer Contribution, Additional Matching Employer Contribution, or 401(k) Safe Harbor Matching Employer Contribution and an attendant vesting schedule does not constitute an amendment to a vesting schedule under Section 1.16(e) below, unless a contribution source of the same type exists under the Plan on the effective date of such amendment. Any amendment to the vesting schedule of one such contribution source shall not require the amendment of the vesting schedule of any other such contribution source, notwithstanding the fact that one or more Participants may be subject to different vesting schedules for such different contribution sources.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

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(d) ☒	A vesting schedule or schedules different from the vesting schedule(s) selected above applies to certain Participants. See Eligibility, Service and Vesting Addendum to the Adoption Agreement.

(e)

If the Plan’s vesting schedule is amended and an Active Participant’s vested interest, as calculated by using the amended vesting schedule, is less in any year than the Active Participant’s vested interest calculated under the Plan’s vesting schedule immediately prior to the amendment, the amended vesting schedule shall apply only to Employees first hired on or after the effective date of the change in vesting schedule.

(f) ☒	Other special provisions concerning Vesting Service or forfeitures apply under the Plan. See Eligibility, Service and Vesting Addendum.

1.19	IN-SERVICE WITHDRAWALS

Participants may make withdrawals prior to termination of employment under the following circumstances:

(d) ☒	Qualified Reservist Distribution - A Qualified Reservist Distribution shall be allowed in accordance with Section 10.08 of the Basic Plan Document.

Note: Any withdrawal indicated in this Section may be a “protected benefit” under Code Section 411(d)(6) which can be eliminated only to the extent permitted by applicable guidance.

1.20	FORM OF DISTRIBUTIONS

Subject to Section 13.01, 13.02 and Article 14 of the Basic Plan Document, distributions under the Plan shall be paid as provided below.

(a)	Lump Sum Payments - Lump sum payments are always available under the Plan and are the normal form of payment under the Plan except as modified in Subsection 1.20(d)(2) below.

(b) ☒	Installment Payments - Participants may elect distribution under a systematic withdrawal plan.

(c) ☒

Partial Withdrawals - A Participant whose employment has terminated and whose Account is distributable in accordance with the provisions of Article 12 of the Basic Plan Document may elect to withdraw any portion of his distributable vested interest in his Account in a lump sum or any other form of distribution provided in this Section, at any time.

(f) ☒	See the additional distribution forms described in the Forms of Payment Addendum.

1.25	ADDITIONAL PROVISIONS AND PROTECTED BENEFITS

(b) ☒

Protected Benefit Provisions - The Plan includes provisions that are “protected benefits” under Code Section 411(d)(6) and are not delineated through the above elections in this Adoption Agreement, but are described within the Protected Benefit Provisions Addendum.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

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AMENDMENT EXECUTION PAGE

Plan Name:     Umpqua Bank 401(k) and Profit Sharing Plan (the “Plan”)

Employer:       Columbia Banking System, Inc.

[Note: These execution pages are to be completed in the event the Employer modifies any prior election(s) or makes a new election(s) in this Adoption Agreement. Attach the amended page(s) of the Adoption Agreement to these execution pages.]

The following section(s) of the Plan are hereby amended effective as of the date(s) set forth below:

Section Amended	Effective Date
1.01(g)(4) and Plan Mergers Addendum	07/25/2023

1.04(d)(2)(e)	07/25/2023

1.09(a)(2)	07/25/2023

1.14(a)(1)	07/25/2023

1.16(d)	07/25/2023

1.19(d)	07/25/2023

1.20(c)	07/25/2023

1.25(b) and Protected Benefit Provisions Addendum	07/25/2023

Participating Employers Addendum	07/25/2023

Eligibility, Service and Vesting Addendum Section (c)	07/25/2023

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed on the date given below.

Employer:	Columbia Banking System, Inc.	Employer:	Columbia Banking System, Inc.

By:	/s/ Amy Betts	By:

Title:	SVP, ESG Director/401(k) Plan Committee Chair	Title:

Date:	7/14/2023 | 3:29:26 PM EDT	Date:

Note: Only one authorized signature is required to execute this Adoption Agreement unless the Employer’s corporate policy mandates two authorized signatures.

Note: This page may be duplicated, if needed, to allow separate execution when the Employer indicated in Section 1.02(a) is changing.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

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PLAN MERGERS ADDENDUM

for

Plan Name: Umpqua Bank 401(k) and Profit Sharing Plan

(a)

Plan Mergers - The following plan(s) were merged into the Plan on or after the Effective Date indicated in Subsection 1.01(g)(1) or (2), as applicable (the “merged-in plan(s)”). The provisions of the Plan are effective with respect to the merged-in plan(s) as of the date(s) indicated below:

(1)	Name of merged-in plan: Columbia Bank Cash or Deferred Profit Sharing 401(k) Plan and Trust

Effective Date: 07/25/2023

Note: If a 411(d)(6) protected benefit in a plan being merged into the Plan is not permitted in a pre-approved plan, as described in Section 6.03 of Revenue Procedure 2017-41, such provision must be discontinued no later than the merger date and shall apply only to the extent required under Code Section 411(d)(6).

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

© 2020 FMR LLC

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PARTICIPATING EMPLOYERS ADDENDUM

for

Plan Name: Umpqua Bank 401(k) and Profit Sharing Plan

Note: All participating employers must be a business entity of a type recognized under Treasury Regulation Section 301.7701-2(a).

(a)	☒	Only the following Related Employers (as defined in Subsection 2.01(uu) of the Basic Plan Document) participate in the Plan (list each participating Related Employer and its Employer Tax Identification Number):

Columbia Trust Company, 93-1215233

Financial Pacific Leasing, LLC, 91-1877092

Umpqua Bank, 93-0419143

(b)	☐	All Related Employer(s) as defined in Subsection 2.01(uu) of the Basic Plan Document participate in the Plan as soon as administratively feasible.

(c)	☐	All Related Employer(s) as defined in Subsection 2.01(uu) of the Basic Plan Document participate in the Plan at the time described in Subsection 2.01(u) of the Basic Plan Document.

(d)	Notwithstanding the previous specific inclusion of an employer as a participating employer through an election in (a), (b), or (c) above, unless specified otherwise by the Employer, a participating employer will cease participating in the Plan immediately when it is no longer a Related Employer and the term “Employer” shall not include such employer unless provided otherwise below.

	(1)	☒ If the common control relationship (as defined in Code Section 414(c)) of any participating employer changes in such a way that such participating employer is no longer a Related Employer, then such employer shall continue to be a participating employer and the Plan shall be a multiple employer plan as provided in Section 18.05 of the Basic Plan Document.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

© 2020 FMR LLC

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ELIGIBILITY, SERVICE AND VESTING ADDENDUM

for

Plan Name: Umpqua Bank 401(k) and Profit Sharing Plan

(c)	Different Vesting Schedule

Note: With regard to contributions for Plan Years beginning after December 31, 2006, any schedule provided hereunder must be, at each year, at least as favorable as one of the schedules in C or D in the table shown in Section 1.16(c). In addition, each eligible group defined below must be a definitely determinable group, cannot be subject to the discretion of the Employer, and cannot be designed such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(1)	A vesting schedule different from the vesting schedule selected in Section 1.16 applies to the Participants and contributions described below.

(A)	The following vesting schedule applies to the class of Participants described in (c)(1)(B) and the contributions described in (c)(1)(C) below:

Years of Vesting Service	Vested Interest
0	100

(B)	The vesting schedule specified in (c)(1)(A) above applies to the following class of Participants:

All former Employees of Sonoma National Bank (and its controlled group entities), Golf Savings Bank (and its controlled group entities) and FirstBank Northwest (and its controlled group entities) that were hired by Sterling Savings Bank on or before November 1, 2007. For Employer Contributions made after November 1, 2007, such contributions will be subject to the applicable vesting schedule elected under Adoption Agreement Section 1.16(c), with credit for predecessor service in accordance with Adoption Agreement Section 1.17.

(C)	The vesting schedule specified in (c)(1)(A) above applies to the following contributions:

Prior Profit Sharing.

Prior Match.

Note: The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(2)	Additional different vesting schedule.

(A)	The following vesting schedule applies to the class of Participants described in (c)(2)(B) and the contributions described in (c)(2)(C) below:

Years of Vesting Service	Vested Interest
0	100

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

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(B)	The vesting schedule specified in (c)(2)(A) above applies to the following class of Participants:

For Employees of Sterling Savings Bank (and its controlled group of entities) who are former participants in the First Independent Bank Savings Benefit Plan who merged into the Sterling Savings Bank Employee Savings and Investment Plan & Trust on 5-1-2012.

(C)	The vesting schedule specified in (c)(2)(A) above applies to the following contributions:

Prior Match.

Note: The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(3)	Additional different vesting schedule.

(A)	The following vesting schedule applies to the class of Participants described in (c)(3)(B) and the contributions described in (c)(3)(C) below:

Years of Vesting Service	Vested Interest
0	100

(B)	The vesting schedule specified in (c)(3)(A) above applies to the following class of Participants:

Former Employees of Financial Pacific Leasing, LLC who had assets merged from the Financial Pacific Retirement Plan on 07/07/2014.

(C)	The vesting schedule specified in (c)(3)(A) above applies to the following contributions:

Prior Safe Harbor Match.

Note: The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(4)	Additional different vesting schedule.

(A)	The following vesting schedule applies to the class of Participants described in (c)(4)(B) and the contributions described in (c)(4)(C) below:

Years of Vesting Service	Vested Interest
0	0
1	20
2	50
3	100

(B)	The vesting schedule specified in (c)(4)(A) above applies to the following class of Participants:

Former Employees of Sterling Savings Bank (and its controlled group of entities) who had assets merged from the Sterling Savings Bank Employee Savings and Investment Plan & Trust on 07/07/2014.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

© 2020 FMR LLC

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(C)	The vesting schedule specified in (c)(4)(A) above applies to the following contributions:

Nonelective - Discretionary.

Prior Profit Sharing.

Prior Match.

Match - Discretionary.

Note: The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(5)	Additional different vesting schedule.

(A)	The following vesting schedule applies to the class of Participants described in (c)(5)(B) and the contributions described in (c)(5)(C) below:

Years of Vesting Service	Vested Interest
0	100

(B)	The vesting schedule specified in (c)(5)(A) above applies to the following class of Participants:

Former Participants in the North Bay Bancorp 401(k) and Profit Sharing Plan.

(C)	The vesting schedule specified in (c)(5)(A) above applies to the following contributions:

Prior Profit Sharing.

Prior Match.

Note: The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(6)	Additional different vesting schedule.

(A)	The following vesting schedule applies to the class of Participants described in (c)(6)(B) and the contributions described in (c)(6)(C) below:

Years of Vesting Service	Vested Interest
0	0
1	0
2	0
3	100

(B)	The vesting schedule specified in (c)(6)(A) above applies to the following class of Participants:

Former Participants of the Columbia Bank Cash or Deferred Profit Sharing 401(k) Plan and Trust who had assets merge into this Plan on or around 07/25/2023.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

© 2020 FMR LLC

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(C)	The vesting schedule specified in (c)(6)(A) above applies to the following contributions:

Prior ER Nonelective.

Note: The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(7)	Additional different vesting schedule.

(A)	The following vesting schedule applies to the class of Participants described in (c)(7)(B) and the contributions described in (c)(7)(C) below:

Years of Vesting Service	Vested Interest
0	100

(B)	The vesting schedule specified in (c)(7)(A) above applies to the following class of Participants:

Former Participants of the Columbia Bank Cash or Deferred Profit Sharing 401(k) Plan and Trust who had assets merge into this Plan on or around 07/25/2023.

(C)	The vesting schedule specified in (c)(7)(A) above applies to the following contributions:

Prior MBOC SH Match.

Note: The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

(8)	Additional different vesting schedule.

(A)	The following vesting schedule applies to the class of Participants described in (c)(8)(B) and the contributions described in (c)(8)(C) below:

Years of Vesting Service	Vested Interest
0	0
1	20
2	40
3	60
4	80
5	100

(B)	The vesting schedule specified in (c)(8)(A) above applies to the following class of Participants:

Former Participants of the Columbia Bank Cash or Deferred Profit Sharing 401(k) Plan and Trust who had assets merge into this Plan on or around 07/25/2023.

(C)	The vesting schedule specified in (c)(8)(A) above applies to the following contributions:

Prior Discretionary Match.

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

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Note: The eligible group defined in (B) above must be a definitely determinable group and cannot be subject to the discretion of the Employer. In addition, the design of the classifications cannot be such that the only Non-Highly Compensated Employees benefiting under the Plan are those with the lowest compensation and/or the shortest periods of service and who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b).

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

© 2020 FMR LLC

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PROTECTED BENEFIT PROVISIONS ADDENDUM

for

Plan Name: Umpqua Bank 401(k) and Profit Sharing Plan

Protected Benefit Provisions - The following benefits are retained under the Plan due to the nature of each as a “protected benefit” under Code Section 411(d)(6) and apply for the Participants and Beneficiaries described:

Upon the disability of a former Merchants Bank of Commerce Participant, the Participant may withdraw all or any amount from Pre-Tax 401(k) Contributions and Roth 401(k) Contributions attributable to the Merchants Bank of Commerce 401(k) Profit Sharing Plan that was merged into the Columbia Bank Cash or Deferred Profit Sharing 401(k) Plan and Trust and then subsequently merged into this Plan on or around 07/25/2023. For purposes of this withdrawal provision, disability means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The permanence and degree of such impairment must be supported by medical evidence.

Participants in the Umpqua Bank 401(k) and Profit Sharing Plan as of 07/24/2023 will have a Normal Retirement Age of 55.

Legacy Umpqua Participants who have been grandfathered with a normal retirement age of 55 may elect to withdraw their vested Account balance after reaching their normal retirement age or they may delay it until they retire. Notwithstanding the above, by law certain contributions including employee deferral, qualified matching, safe harbor matching, qualified nonelective, and safe harbor nonelective contributions cannot be withdrawn prior to age 59 1⁄2.

Note: If a 411(d)(6) protected benefit in the Plan or a plan being merged into the Plan is not either (i) available as a provision through the Pre-Approved Plan or (ii) the subject of a prior determination, advisory, or opinion letter, the Employer cannot rely on the Pre-Approved Plan Provider’s opinion letter for qualification with respect to such benefit. If a 411(d)(6) protected benefit in the Plan or a plan being merged into the Plan is not permitted in a pre-approved plan, as described in Section 6.03 of Revenue Procedure 2017-41, such provision must be discontinued no later than the date the Plan adopts the Pre-Approved Plan or, in the case of a merger, the merger date and shall apply only to the extent required under Code Section 411(d)(6).

Pre-Approved Defined Contribution Plan – 06/30/2020	PS Plan 29025-1688695661AA

© 2020 FMR LLC

All rights reserved.